Product Prospectus Supplement to the Prospectus dated January 5, 2007 and the Prospectus Supplement dated February 28, 2007

   [RBC LOGO]                    Royal Bank of Canada

                                 Senior Global Medium-Term Notes, Series C

                                 Bullish Buffered Commodity-Linked Notes

                                  GENERAL TERMS

         Royal Bank of Canada may offer and sell commodity-linked notes from time to time of any maturity. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and this product prospectus supplement describe terms that will apply generally to the bullish buffered commodity-linked notes, including any notes you purchase. A separate pricing supplement will describe terms that apply specifically to your notes, including any changes to the terms specified below. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

         The bullish buffered commodity-linked notes are non-principal-protected notes linked to the performance of one or more commodities and/or commodity indices (the "Underlying Commodity"). Your notes will be linked to the performance of the Underlying Commodity specified in the applicable pricing supplement. We describe certain common commodities in this product prospectus supplement, although your pricing supplement may identify any commodity or commodity index whether or not it is described in this product prospectus supplement. The Payment at Maturity, or the payment upon the occurrence of an Automatic Call, on your notes will be based on the performance of the Underlying Commodity during the term of your notes. Your principal amount will be protected only if the Percentage Change in your notes is positive or if the Final Commodity Level does not fall below the Initial Commodity Level by more than the Buffer Percentage. The notes are designed for investors who are seeking exposure to the Underlying Commodity and who anticipate that the value of that Underlying Commodity will increase from its Initial Commodity Level to the Final Commodity Level on the Final Valuation Date or Final Valuation Dates, as the case may be, shortly before the Maturity Date of the relevant series of notes. Investors must be willing to forego interest payments on the notes and be willing to accept a return that may be negative, in which case you will receive at maturity less, and possibly significantly less than your principal. Investors must also be willing to have their notes automatically called, as a result of the Automatic Call feature, with a return equal to the Call Coupon. In addition, returns on the notes are subject to the cap described in this product prospectus supplement and the applicable pricing supplement.

         THE BULLISH BUFFERED COMMODITY-LINKED NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY, AND ARE FULLY EXPOSED TO ANY DECLINE IN THE LEVEL OF THE UNDERLYING COMMODITY IF THAT DECLINE, BETWEEN THE INITIAL VALUATION DATE AND THE FINAL VALUATION DATE OR FINAL VALUATION DATES, IS MORE THAN THE BUFFER PERCENTAGE. YOU WILL LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT IF THE FINAL COMMODITY LEVEL FALLS BELOW THE INITIAL COMMODITY LEVEL BY MORE THAN THE BUFFER PERCENTAGE.

Issuer:                       Royal Bank of Canada ("Royal Bank").

Underwriter:                  RBC Capital Markets Corporation.

Issue:                        Senior Global Medium-Term Notes, Series C.

Underlying Commodity:         As specified in the relevant pricing supplement.
                              The Underlying Commodity may consist of a single commodity or commodity index, or may consist of a group, or "Basket" of commodities and/or commodity indices, as set forth in the applicable pricing supplement. We refer to each commodity or commodity index in a Basket as a "component" of that Basket.

Minimum Investment:           As specified in the relevant pricing supplement.

Denomination:                 Unless otherwise specified in the relevant pricing
                              supplement, each note will be issued in
                              denominations of $1,000 and integral multiples thereof.

Buffer: As specified in the relevant pricing supplement (either a Leveraged Buffer or a Unleveraged Buffer).

Automatic Call:               Inapplicable, unless specified as "Applicable" in
                              the relevant pricing supplement.

Automatic Call Provisions:    If the Automatic Call feature is specified in the
                              relevant pricing supplement as being "Applicable", then the following provisions shall apply:

                              Automatic Call:           For notes with Intra-Day
                                                        Monitoring, if, at any
                                                        time during the Call
                                                        Monitoring Period, the
                                                        trading level of the
                                                        Underlying Commodity
                                                        (including, if
                                                        applicable, the level of
                                                        the applicable Basket)
                                                        is greater than or equal
                                                        to the Call Barrier
                                                        Level, then the notes
                                                        will be automatically
                                                        called (an "Automatic
                                                        Call") for a cash
                                                        payment per note equal
                                                        to the Call Payment
                                                        Amount, payable on the
                                                        Call Settlement Date.

                                                        For notes with
                                                        Close-of-Trading
                                                        Monitoring, if, on any
                                                        trading day during the
                                                        Call Monitoring Period,
                                                        the closing level of the
                                                        Underlying Commodity
                                                        (including, if
                                                        applicable, the level of
                                                        the applicable Basket)
                                                        is greater than or equal
                                                        to the Call Barrier
                                                        Level, then the notes
                                                        will be automatically
                                                        called for a cash
                                                        payment per note equal
                                                        to the Call Payment
                                                        Amount, payable on the
                                                        Call Settlement Date.

                                                        We refer to the day upon
                                                        which the Automatic Call
                                                        occurred as the "Call
                                                        Date".

                                                        The relevant pricing
                                                        supplement will specify
                                                        whether Intra-Day
                                                        Monitoring or
                                                        Close-of-Trading
                                                        Monitoring is applicable
                                                        to the notes.

                              Call Payment Amount:      Principal Amount +
                                                        (Principal Amount x Call
                                                        Coupon)

                              Call Monitoring Period:   Unless otherwise
                                                        specified in the
                                                        relevant pricing
                                                        supplement, each day
                                                        from but excluding the
                                                        Initial Valuation Date
                                                        to and including the
                                                        Final Valuation Date.

                              Call Barrier Level:       As specified in the
                                                        relevant pricing
                                                        supplement.

                              Call Settlement Date:     Unless otherwise
                                                        specified in the
                                                        relevant pricing
                                                        supplement, the third
                                                        business day after the
                                                        Call Date or, if the
                                                        Call Date is the Final
                                                        Valuation Date, the
                                                        Maturity Date, subject
                                                        to postponement as
                                                        described under "General
                                                        Terms of the Bullish
                                                        Buffered
                                                        Commodity-Linked
                                                        Notes--Maturity Date."

                              Call Coupon:              Expressed as a
                                                        percentage and specified
                                                        in the relevant pricing
                                                        supplement.

Payment at Maturity:          The Payment at Maturity will be based on the
                              performance of the Underlying Commodity, and will be calculated using the following formula:

                              If the Final Commodity Level is greater than the Initial Commodity Level, then, at maturity, you will receive:

                              (a) For notes with a Participation Coupon, the lesser of:

                                  1.   Principal Amount + (Principal Amount x
                                       Percentage Change x Leverage Factor, if
                                       any); and
                                  2.   Maximum Redemption Amount

                              or

                              (b)      For notes with a Digital Coupon, an
                                       amount equal to:

                                       Principal Amount + (Principal Amount x
                                       Digital Coupon)

                              If the Final Commodity Level is equal to or less than the Initial Commodity Level, but is not less than the Initial Commodity Level by more than the Buffer Percentage, then, at maturity, you will receive the Principal Amount.

                              If the Final Commodity Level is less than the Initial Commodity Level by more than the Buffer Percentage, then, at maturity, you will receive less than all of the Principal Amount, in an amount equal to:

                              (a)      For notes with a Leveraged Buffer:

                                       Principal Amount + [(Principal Amount x
                                       (Percentage Change + Buffer Percentage)) x Downside Multiplier]

                              or

                              (b)      For notes with an Unleveraged Buffer:

                                       Principal Amount + [Principal Amount x
                                       (Percentage Change + Buffer Percentage)]

Percentage Change:            The Percentage Change, expressed as a percentage,
                              is calculated using the following formula:

                                Final Commodity Level - Initial Commodity Level
                                -----------------------------------------------
                                          Initial Commodity Level

Maximum Redemption            As specified in the relevant pricing supplement,
Amount:                       if applicable.

Buffer Percentage:            As specified in the relevant pricing supplement.

Downside Multiplier:          As specified in the relevant pricing supplement,
                              if applicable.

Leverage Factor:              As specified in the relevant pricing supplement,
                              if applicable.

Digital Coupon:               Expressed as a percentage and as specified in the
                              relevant pricing supplement, if applicable.

Initial Commodity Level:      As specified in the relevant pricing supplement.

Final Commodity Level:        The level of the Underlying Commodity on the Final
                              Valuation Date or the arithmetic average of the levels of the Underlying Commodity on each of the Final Valuation Dates, subject to adjustment as described herein.

Initial Valuation Date:       The pricing date, unless otherwise specified in
                              the relevant pricing supplement.

Issuance Date:                As specified in the relevant pricing supplement.

Final Valuation Date(s):      The Final Commodity Level will be determined on
                              one or more Final Valuation Dates falling shortly before the Maturity Date. Unless otherwise specified in the relevant pricing supplement, the Final Valuation Date (if there is only one such day) or the last of the Final Valuation Dates (if there is more than one such day) will be the third trading day prior to the Maturity Date, subject to extension for up to ten business days for market disruption events.

Maturity Date:                As specified in the relevant pricing supplement,
                              subject to any prior Automatic Call, if
                              applicable.

CUSIP:                        As specified in the relevant pricing supplement.

Clearance and Settlement:     DTC global (including through its indirect
                              participants Euroclear and Clearstream, Luxembourg as described under "Description of Debt
                              Securities--Ownership and Book-Entry Issuance" in the accompanying prospectus).

Listing: The notes will not be listed on any securities exchange or quotation system.

Calculation Agent:            The Bank of New York Mellon.

Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page PS-1 to read about investment risks relating to the bullish buffered commodity-linked notes. Unless otherwise specified in the applicable pricing supplement, the principal of the bullish buffered commodity-linked notes is not protected if the Final Commodity Level falls below the Initial Commodity Level by more than the Buffer Percentage. You could lose your entire investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this product prospectus supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

We may use this product prospectus supplement in the initial sale of a bullish buffered commodity-linked note. In addition, RBC Capital Markets Corporation or another of our affiliates may use this product prospectus supplement in a market-making transaction in a bullish buffered commodity-linked note after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this product prospectus supplement is being used in a market-making transaction.

The notes will not constitute deposits insured by the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

                         RBC Capital Markets Corporation

              Product Prospectus Supplement dated January 16, 2009.

--------------------------------------------------------------------------------
In this product prospectus supplement, when we refer to the "notes", including your notes, we mean the bullish buffered commodity-linked notes unless the context requires otherwise. Also, references to the "accompanying prospectus" mean the accompanying prospectus, dated January 5, 2007, as supplemented by the accompanying prospectus supplement, dated February 28, 2007, of Royal Bank of Canada. References to the "relevant pricing supplement" or the "applicable pricing supplement" mean the pricing supplement that describes the specific terms of your notes.
--------------------------------------------------------------------------------

                         The Notes Are Part of a Series

         The bullish buffered commodity-linked notes, including your notes, are part of a series of senior debt securities entitled "Senior Global Medium-Term Notes, Series C", that we may issue under our senior indenture, dated as of October 23, 2003, between Royal Bank of Canada and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee, as amended from time to time (the "indenture"). The bullish buffered commodity-linked notes, including your notes, are "indexed notes", as defined in the accompanying prospectus supplement. This product prospectus supplement summarizes financial and other terms that apply generally to the bullish buffered commodity-linked notes, including your notes. We describe terms that apply generally to all Series C medium-term notes in "Description of the Notes We May Offer" in the accompanying prospectus supplement. The terms described here supplement those described in the accompanying prospectus and prospectus supplement and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

             Specific Terms Will Be Described in Pricing Supplements

         The specific terms of your notes will be described in the relevant pricing supplement accompanying this product prospectus supplement. The terms described there supplement those described here and in the accompanying prospectus or prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement are controlling.

                                                 TABLE OF CONTENTS
Product Prospectus Supplement

Additional Risk Factors Specific to Your Notes.................................................................PS-1
General Terms of the Bullish Buffered Commodity-Linked Notes..................................................PS-11
Hypothetical Returns on Your Notes............................................................................PS-21
Use of Proceeds and Hedging...................................................................................PS-22
Common Commodities............................................................................................PS-23
Historical Trading Level Information..........................................................................PS-29
Supplemental Discussion of Canadian Tax Consequences..........................................................PS-30
Supplemental Discussion of U.S. Federal Income Tax Consequences...............................................PS-32
Employee Retirement Income Security Act.......................................................................PS-35
Supplemental Plan of Distribution.............................................................................PS-36

Prospectus Supplement dated February 28, 2007

About This Prospectus Supplement................................................................................S-1
Risk Factors....................................................................................................S-1
Use of Proceeds.................................................................................................S-4
Description of the Notes We May Offer...........................................................................S-5
Certain Income Tax Consequences................................................................................S-24
Supplemental Plan of Distribution..............................................................................S-25
Documents Filed As Part of the Registration Statement..........................................................S-30


Prospectus dated January 5, 2007

Documents Incorporated by Reference...............................................................................2
Where You Can Find More Information...............................................................................3
Further Information...............................................................................................3
About This Prospectus.............................................................................................4
Presentation of Financial Information.............................................................................5
Caution Regarding Forward-Looking Information.....................................................................5
Royal Bank of Canada..............................................................................................6
Risk Factors......................................................................................................6
Use of Proceeds...................................................................................................6
Consolidated Ratios of Earnings to Fixed Charges..................................................................7
Consolidated Capitalization and Indebtedness......................................................................8
Description of Debt Securities....................................................................................9
Tax Consequences.................................................................................................26
Plan of Distribution.............................................................................................38
Benefit Plan Investor Considerations.............................................................................40
Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others..............................41
Validity of Securities...........................................................................................41
Experts..........................................................................................................41
Supplemental Financial Statement Schedule........................................................................42
Other Expenses of Issuance and Distribution......................................................................45

                 ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

--------------------------------------------------------------------------------
An investment in your notes is subject to the risks described below, as well as the risks described under "Risk Factors" in the accompanying prospectus, dated January 5, 2007, and the accompanying prospectus supplement, dated February 28, 2007. Your notes are not secured debt and are riskier than ordinary unsecured debt securities. Also, investing in your notes is not equivalent to investing directly in the Underlying Commodity to which your notes are linked. You should carefully consider whether the bullish buffered commodity-linked notes are suited to your particular circumstances. This product prospectus supplement should be read together with the accompanying prospectus, dated January 5, 2007, the accompanying prospectus supplement, dated February 28, 2007, and any relevant pricing supplement. The information in the accompanying prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this product prospectus supplement and any relevant pricing supplement. This section describes the most significant risks relating to an investment in the notes. We urge you to read the following information about these risks, together with the other information in this product prospectus supplement and the accompanying prospectus, product prospectus supplement and the applicable pricing supplement, before investing in the notes.
--------------------------------------------------------------------------------

                                  General Risks

Your Investment in the Notes May Result in a Loss.

         The notes do not guarantee any return of principal unless otherwise specified in the relevant pricing supplement. We will not repay you a fixed amount of principal on the notes on the Maturity Date. Unless your notes are automatically called upon the occurrence of an Automatic Call, the return on your notes at maturity will depend on the Percentage Change in the value of the Underlying Commodity from the Initial Valuation Date to the Final Valuation Date. Because the value of the Underlying Commodity will be subject to market fluctuations, the return on your notes you receive may be less than the principal amount per note. Unless your notes are automatically called upon the occurrence of an Automatic Call, if the Final Commodity Level falls below the Initial Commodity Level by more than the Buffer Percentage, the Payment at Maturity will be less than the principal amount per note even if the value of the Underlying Commodity is greater than the Initial Commodity Level at certain periods during the term of the notes. If your notes are subject to a Leveraged Buffer, the impact of the negative performance of the Underlying Commodity will result in you losing a greater percentage of the principal amount of your notes. As a result, you may receive less, and possibly significantly less, than the principal amount of your notes.

The Buffer Percentage Provides Only Limited Principal Protection.

         The principal amount of your notes is protected only if the Final Commodity Level is greater than or equal to the Initial Commodity Level or does not fall below the Initial Commodity Level by more than the Buffer Percentage. If the Final Commodity Level decreases below the Initial Commodity Level by more than the Buffer Percentage, you will lose some or all of your principal amount.

The Appreciation Potential of the Notes, if an Automatic Call Occurs, Will Be Limited to the Call Payment Amount, and the Notes Are Subject to an Automatic Call Prior to Maturity.

         If the Automatic Call feature is applicable to your notes, the appreciation potential of the notes will be limited by the corresponding Call Payment Amount. Once the trading level or closing level, as applicable, of the Underlying Commodity is greater than or equal to the Call Barrier Level during the Monitoring Period, the appreciation potential of the notes is limited to the Call Payment Amount. If an Automatic Call occurs, the return on the notes will equal the Call Coupon multiplied by the principal amount of the notes and will not be determined by reference to the change in the level of the Underlying Commodity. This return may not compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Therefore, your return may be less than the return you would have otherwise received if you had invested directly in the Underlying Commodity, or the applicable commodities or futures contracts comprising the Underlying Commodity. In addition, the Automatic Call feature of the notes may shorten the term of your investment.

Your Return May Be Lower than the Return on Other Debt Securities of Comparable Maturity.

         The return that you will receive on your notes, which could be negative, may be less than the return you could earn on other investments. Your return may be less than the return you would earn if you bought a traditional interest bearing debt security of Royal Bank with the same stated Maturity Date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money. Unlike traditional interest bearing debt securities, the notes do not guarantee the return of a principal amount on the Maturity Date.

The Notes Do Not Pay Interest or Guarantee Return of Your Investment.

         The notes do not pay interest prior to maturity or an Automatic Call (if applicable) and may return less, possibly significantly less, than the principal amount invested. The Payment at Maturity will be determined according to the terms described in the applicable pricing supplement. Unless your notes are automatically called upon the occurrence of an Automatic Call, if the level of the Underlying Commodity decreases between the Initial Valuation Date and the Final Valuation Date or Final Valuation Dates by more than the Buffer Percentage, at maturity you will lose a portion of your principal amount at a rate specified in the relevant pricing supplement.

Your Potential Payment at Maturity May Be Limited.

         The notes may provide less opportunity to participate in the appreciation of the Underlying Commodity than an investment in a security linked to the Underlying Commodity providing full participation in the appreciation, because the return on the notes is capped by either the Digital Coupon or the Maximum Redemption Amount. Moreover, if an Automatic Call occurs, the return on your notes will be limited to the Call Payment Amount. Accordingly, your return on the notes may be less than your return would be if you made an investment in a security directly linked to the positive performance of the Underlying Commodity.

The Formula for Calculating the Payment at Maturity of the Notes if an Automatic Call Has Not Occurred Does Not Take into Account All Developments in the Underlying Commodity.

         Changes in the level of the Underlying Commodity during the term of the notes before the Final Valuation Date or Final Valuation Dates specified in the applicable pricing supplement will not be reflected in the calculation of the amount payable at maturity of the notes. The Calculation Agent will calculate this amount by comparing only the level of the Underlying Commodity on the Initial Valuation Date relative to the level of the Underlying Commodity on the Final Valuation Date or Final Valuation Dates. No other levels or values will be taken into account. As a result, you may lose some or all of your principal even if the level of the Underlying Commodity has risen at certain times during the term of the notes before falling to a level below the Initial Commodity Level on the Final Valuation Date(s).

Owning the Notes Is Not the Same as Owning the Commodities or Futures Contracts Represented by the Underlying Commodity or a Security Directly Linked to the Performance of the Underlying Commodity.

         The return on your notes will not reflect the return you would realize if you actually owned the commodities or futures contracts represented by the Underlying Commodity or a security directly linked to the positive performance of the Underlying Commodity and held such investment for a similar period. This is because the return on the notes at maturity is limited to the Maximum Redemption Amount or Digital Coupon or, upon the occurrence of an Automatic Call, to the Call Payment Amount.

         Even if the level of the Underlying Commodity increases from the Initial Commodity Level during the term of the notes, the market value of the notes prior to maturity may not increase by the corresponding amount. It is also possible for the market value of the notes prior to maturity to decline while the level of the Underlying Commodity increases.

There May Not Be an Active Trading Market for the Notes--Sales in the Secondary Market May Result in Significant Losses.

         There may be little or no secondary market for the notes. The notes will not be listed on any securities exchange, the NASDAQ Global Market System or any electronic communications network. RBC Capital Markets Corporation and other affiliates of Royal Bank currently intend to make a market for the notes, although they are not required to do so. RBC Capital Markets Corporation or any other affiliate of Royal Bank may stop any such market-making activities at any time. Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

         If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price and as a result, you may suffer substantial losses.

         The notes have not been designated for trading in the PORTAL system maintained by the Financial Industry Regulatory Authority.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors.

         The following factors, which are beyond our control, may influence the market value of your notes:

         o    the trading or closing levels of the Underlying Commodity;

         o the Maximum Redemption Amount, the Digital Coupon or, upon the occurrence of an Automatic Call, the Call Payment Amount, on the notes could limit any potential return you may receive;

         o the volatility (i.e., the frequency and magnitude of changes) of the level of the Underlying Commodity;

         o economic, financial, regulatory, political, military, judicial and other events that affect financial markets generally and the applicable commodities markets in particular, and which may affect the level of the Underlying Commodity;

         o    interest and yield rates in the market; and

         o    the time remaining to maturity.

         These factors may influence the market value of your notes if you sell your notes before maturity. Our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market will also affect the market value of your notes. If you sell your notes prior to maturity, you may receive less than the principal amount of your notes. You cannot predict the future performance of the Underlying Commodity based on its historical performance.

Payments on the Notes Are Subject to Our Credit Risk, and Changes in Our Credit Ratings Are Expected to Affect the Market Value of the Notes.

         The notes are Royal Bank's senior unsecured debt securities. As a result, your receipt of the amounts due upon an Automatic Call or on the Maturity Date is dependent upon Royal Bank's ability to repay its obligations on the date of the required payment. This will be the case even if the level of the Underlying Commodity increases after the Initial Valuation Date. No assurance can be given as to what our financial condition will be at any time during the term of the notes.

If the Level of the Underlying Commodity Changes, the Market Value of Your Notes May Not Change in the Same Manner.

         Your notes may trade quite differently from the Underlying Commodity. Changes in the level of the Underlying Commodity may not result in comparable changes in the market value of your notes. If the level of the Underlying Commodity increases at any time above the Initial Commodity Level, the market value of the notes may not increase comparably, if at all. It is also possible for the level of the Underlying Commodity to increase while the market value of the notes decreases.

If the Underlying Commodity Consists of a Basket, Changes in the Value of One or More of the Basket Components May Be Offset by Changes in the Value of One or More of the Other Basket Components.

         The Underlying Commodity of your notes may consist of a Basket. In such a case, a change in the values of one or more of the Basket components may not correlate with changes in the values of one or more of the other Basket components. The values of one or more Basket components may increase, while the values of one or more of the other Basket components may not increase as much, or may even decrease. Therefore, in calculating the Underlying Commodity as of any time, increases in the value of one Basket component may be moderated, or wholly offset, by lesser increases or decreases in the value of one or more of the other Basket components. If the weightings of the applicable Basket components are not equal, changes in the values of the Basket components which are more heavily weighted could have a disproportionately adverse impact upon your notes.

We Will Not Hold Any of the Relevant Commodities or Related Futures Contracts for Your Benefit.

         The indenture and the terms governing your notes do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the assets comprising the Underlying Commodity acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold such assets for your benefit in order to enable you to exchange your notes for those assets under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any such assets owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

Changes that Affect the Underlying Commodity Will Affect the Market Value of the Notes and the Amount You Will Receive at Maturity.

         The policies of a sponsor of an Underlying Commodity or Basket component (the "Index Sponsor") concerning the calculation of the Underlying Commodity or Basket component, additions, deletions or substitutions of the components included in the Underlying Commodity or Basket component and the manner in which changes affecting those components, may be reflected in the Underlying Commodity or Basket component and, therefore, could affect the amount payable on the notes at maturity, and the market value of the notes prior to maturity. This could occur, for example, if the Underlying Commodity includes one or more commodity-linked indices. The amount payable on the notes and their market value could also be affected if the Index Sponsor changes these policies, for example by changing the manner in which it calculates the Underlying Commodity or Basket component, or if the Index Sponsor discontinues or suspends calculation or publication of the Underlying Commodity or Basket component, in which case it may become difficult to determine the market value of the notes. If events such as these occur, or if the Final Commodity Level is not available because of a market disruption event as to the Underlying Commodity or a Basket component or for any other reason and no successor commodity or commodity index is selected, the Calculation Agent--which initially will be The Bank of New York Mellon--may determine the level of the Underlying Commodity or the applicable Basket component--and thus the Final Commodity Level and the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

Trading and Other Transactions by Royal Bank or its Affiliates in the Underlying Commodity, Futures, Options, Exchange-Traded Funds or Other Derivative Products Relating to the Underlying Commodity May Impair the Market Value of the Notes.

         As described below under "Use of Proceeds and Hedging", we or one or more affiliates may hedge our obligations under the notes by purchasing or selling the Underlying Commodity, futures or options relating to the Underlying

Commodity, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Underlying Commodity or its components, and we may adjust these hedges by, among other things, purchasing or selling such assets at any time. Although they are not expected to, any of these hedging activities may decrease the level of the Underlying Commodity, and, therefore, decrease the market value of the notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the notes declines.

         We or one or more of our affiliates may also engage in trading relating to the Underlying Commodity and other investments relating to the Underlying Commodity on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could decrease the level of the Underlying Commodity and, therefore, decrease the market value of the notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Underlying Commodity. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes.

The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Our Cost of Hedging Our Market Risk under the Notes is Likely to Adversely Affect the Value of the Notes Prior to Maturity.

         The price at which you purchase the notes includes a selling concession (including a broker's commission), as well as the costs that we (or one of our affiliates) expect to incur in the hedging of our market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that we (or our affiliates) expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity will likely be less than your original purchase price. We expect that this effect will be greater if it occurs earlier in the term of the notes than if it occurs later in the term of the notes.

We Have No Affiliation With Any Index Sponsor and Will Not Be Responsible for its Public Disclosure of Information.

         Unless otherwise set forth in the applicable pricing supplement, no Index Sponsor is an affiliate of ours or will be involved in any of our offerings of notes under this product prospectus supplement in any way. Consequently, we have no control of the actions of any Index Sponsor, including any actions of the type that would require the Calculation Agent to adjust the payment to you at maturity. No Index Sponsor has any obligation of any sort with respect to the notes. Thus, no Index Sponsor has any obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of the notes. None of our proceeds from any issuance of the notes will be delivered to any Index Sponsor, except to the extent that we are required to pay an Index Sponsor licensing fees with respect to the Underlying Commodity or to a Basket Component.

         In addition, as we are not affiliated with any Index Sponsor, we do not assume any responsibility for the adequacy of the information about the Underlying Commodity or any Index Sponsor contained in this product prospectus supplement, any pricing supplement or in any Index Sponsor's publicly available filings. We are not responsible for any Index Sponsor's public disclosure of information about itself or the Underlying Commodity, whether contained in filings with the Securities and Exchange Commission or otherwise. As an investor in the notes, you should make your own investigation into the Underlying Commodity and its sponsor.

The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest.

         As noted above, we and our affiliates expect to engage in trading activities related to the Underlying Commodity that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders' interest in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Underlying Commodity, could be adverse to the interests of the holders of the notes. We and one or more of our affiliates may enter into transactions from time to time in the ordinary course of business with one or more of the Index Sponsors. These activities may present a conflict between our or one or more of our affiliates' obligations and the interests of holders of the notes as beneficial owners of the notes. Moreover, we and our affiliates may have published, and in the future expect to publish, research reports with respect to the Underlying Commodity. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities by us or one or more of our affiliates may affect the level of the Underlying Commodity and, therefore, the market value of the notes.

The Calculation Agent Can Postpone the Calculation of the Final Commodity Level if a Market Disruption Event Occurs.

         The determination of the Final Commodity Level may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing on any Final Valuation Date with respect to the Underlying Commodity or to a Basket Component. In no event, however, will the Final Valuation Date(s) be postponed by more than ten business days. As a result, the Maturity Date for the notes could also be postponed, although not by more than ten business days.

         If the determination of the Final Commodity Level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Final Commodity Level will be determined by the Calculation Agent. In such an event, the Calculation Agent will make a good faith estimate in its sole discretion of the Final Commodity Level that would have prevailed in the absence of the market disruption event. See "General Terms of the Bullish Buffered Commodity-Linked Notes--Market Disruption Events" beginning on page PS-16.

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

         The Calculation Agent will, among other things, decide the amount of your Payment at Maturity on the notes. We may change the Calculation Agent after the Issuance Date without notice to you. For a more complete description of the Calculation Agent's role, see "General Terms of the Bullish Buffered Commodity-Linked Notes--Role of Calculation Agent". The Calculation Agent will exercise its judgment when performing its functions. For example, the Calculation Agent may have to determine whether a market disruption event affecting the Underlying Commodity or a Basket component has occurred. This determination may, in turn, depend on the Calculation Agent's judgment whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Since this determination by the Calculation Agent will affect the Payment at Maturity on the notes, the Calculation Agent may have a conflict of interest if it needs to make any such decision.

Historical Performance of the Underlying Commodity Should Not Be Taken as an Indication of the Future Performance of the Underlying Commodity During the Term of the Notes.

         The performance of the Underlying Commodity will principally determine the Payment at Maturity and the extent to which an Automatic Call may occur prior to maturity. The historical performance of the Underlying Commodity does not necessarily give an indication of the future performance of the Underlying Commodity. As a result, it is impossible to predict whether the level of the Underlying Commodity will rise or fall during the term of the notes. The level of the Underlying Commodity will be influenced by complex and interrelated political, economic, financial and other factors.

Significant Aspects of the Tax Treatment of the Notes Are Uncertain.

         The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product prospectus supplement.

         On December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the notes even though that holder will not receive any payments with respect to the notes until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

         In addition, legislation has been introduced in Congress that, if enacted, would require holders that acquire the notes after the bill is enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of the notes.

         Please read carefully the sections entitled "Supplemental Discussion of U.S. Federal Income Tax Consequences" and "Supplemental Discussion of Canadian Tax Consequences" in this product prospectus supplement, the section "Tax Consequences" in the accompanying prospectus and the section entitled "Certain Income Tax Consequences" in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

Non-U.S. Investors May Be Subject to Certain Additional Risks.

         The notes will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the notes with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or income of your investment.

         This product prospectus supplement contains a general description of certain U.S. and Canadian tax considerations relating to the notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving payments of principal or other amounts under the notes.

Certain Considerations for Insurance Companies and Employee Benefit Plans.

         Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA", or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the bullish buffered commodity-linked notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the bullish buffered commodity-linked notes could become a "prohibited transaction" under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the bullish buffered commodity-linked notes. This is discussed in more detail under "Employee Retirement Income Security Act" below.

                             Commodity Related Risks

You Will Not Own the Underlying Commodities.

         Investing in a note linked to the performance of one or more commodities or commodity indices is not the same as owning the applicable commodities or futures contracts relating to those commodities. The notes will be paid as specified in the relevant pricing supplement and you will not have a right to receive delivery of any of the applicable commodities or futures contracts relating to those commodities. We will not invest in any of the applicable commodities or futures contracts relating to those commodities on behalf or for the benefit of holders of the notes.

The Notes Will Not Be Regulated by the Commodity Futures Trading Commission (the "CFTC").

         Unlike a direct investment in futures contracts related to the applicable commodities, your investment in the notes does not afford you the benefits of the regulatory protections of the CFTC. Although RBC Capital Markets Corporation is registered with the CFTC as a futures merchant, you will not benefit from the CFTC's or any other non-U.S. regulators' regulatory protections that are afforded to persons who trade in futures contracts through a registered futures merchant or operator.

         Unlike an investment in notes linked to the performance of one or more commodities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a "commodity pool operator" (a "CPO"). Because the notes will not be interests in a commodity pool, they will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC's or any non-U.S. regulatory authority's regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools.

Commodities Prices Are Highly Volatile Due to Unpredictable Factors that Affect Supply and Demand.

         Several factors, many of which are beyond our control, may influence the market value of the notes. Factors that may affect supply and demand of the applicable commodities and thus the market value of the notes include (but are not limited to):

         o    political events;

         o    weather;

         o    agriculture;

         o    disease;

         o    labor activity;

         o    technological developments;

         o    direct government activity (such as embargoes); and

         o other supply disruptions in major producing or consuming regions of the commodity.

         These factors may adversely affect the performance of the Underlying Commodity and, as a result, the market value of the notes. The market value of the notes will also be affected by, among other things:

         o    the trading prices of the applicable commodities;

         o    the trading prices of the relevant commodities futures; and

         o the volatility of the applicable commodities and commodities futures (including the frequency and magnitude of price increases and decreases in such commodities or commodities futures).

Suspension or Disruptions of Market Trading in the Commodity and Related Futures Markets May Adversely Affect the Value of Your Notes.

         The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.

         Certain exchanges have regulations which limit the amount of fluctuations in futures contracts that may occur during a single trading day. These limits are generally referred to as "daily price fluctuation limits", and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a "limit price". Once the limit price has been reached in a particular futures contract, no trades may be made at a different price. Limit prices may have the effect of precluding trading in a particular futures contract or forcing the liquidation of futures contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Underlying Commodity and could therefore adversely affect the market value of the notes.

An Underlying Commodity that Trades on a Foreign Exchange, or an Underlying Commodity that is Based in Part on Such Commodities, May Be Subject to Additional Market Risks.

         The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include (but are not limited to):

         o    varying exchange rates;

         o varying quoting conventions or contract specifications on different exchanges;

         o    exchange controls;

         o    expropriation;

         o    burdensome or confiscatory taxation;

         o    moratoriums; and

         o    political or diplomatic events.

         It will also likely be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the applicable commodities.

An Investment in the Notes May Be Subject to Risks Associated with the London Bullion Market Association (the "LBMA").

         An Underlying Commodity may be traded on the LBMA. Investments in securities indexed to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including the risks of volatility in those markets and governmental intervention in those markets.

         The closing prices of some commodities (gold and silver) may be determined by reference to fixing prices reported by the LBMA. The LBMA is a self regulatory association of bullion market participants. Although all market-making members of the LMBA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value-added tax or other tax or any other form of regulation currently not in place, the role of the LBMA price fixings as a global benchmark for the value of gold and silver may be adversely affected. The LBMA is a principals' market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

An Investment in the Notes May Be Subject to Risks Associated with the Trading of Commodities on the London Metals Exchange (the "LME").

         The market prices of some commodities may be determined by reference to the settlement prices of contracts traded on the LME. The LME is a principals' market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than the futures markets, and certain features of U.S. futures markets are not present in the context of LME trading. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations are occurring on the valuation date, the prices of the contracts used to determine the prices of the underlying commodities and consequently the Payment at Maturity, could be adversely affected.

          GENERAL TERMS OF THE BULLISH BUFFERED COMMODITY-LINKED NOTES

--------------------------------------------------------------------------------
Please note that in this section entitled "General Terms of the Bullish Buffered Commodity-Linked Notes", references to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company ("DTC") or another depositary. Owners of beneficial interests in the notes should read the section entitled "Description of the Notes We May Offer--Legal Ownership" in the accompanying prospectus supplement and "Description of Debt Securities--Ownership and Book-Entry Issuance" in the accompanying prospectus.
--------------------------------------------------------------------------------

         In addition to the terms described on the front and inside cover of this product prospectus supplement, the following general terms will apply to the bullish buffered commodity-linked notes, including your notes:

Specified Currency

         Unless otherwise specified in the relevant pricing supplement, all payments, if any, of principal and interest will be made in U.S. dollars ("$").

Form and Denomination

         The notes will be issued only in global form through DTC. Unless otherwise specified in the relevant pricing supplement, the denomination of each note will be $1,000 and integral multiples in excess thereof.

No Listing

         Your notes will not be listed on any securities exchange or included in any interdealer market quotation system.

Defeasance, Default Amount, Other Terms

         Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

         o the default amount will be payable on any acceleration of the maturity of your notes as described under "--Special Calculation Provisions" below;

         o a business day for your notes will have the meaning described under "--Special Calculation Provisions" below; and

         o a trading day for your notes will have the meaning described under "--Special Calculation Provisions" below.

         Please note that the information about the Initial Valuation Date or Issuance Date, issue price discounts or commissions and net proceeds to Royal Bank in the relevant pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Underlying Commodity and Index Sponsor

         In this product prospectus supplement, when we refer to the Underlying Commodity, we mean the Underlying Commodity as specified in the relevant pricing supplement. The Underlying Commodity may consist of a single commodity or commodity index, or may consist of a Basket of commodities and/or commodity indices. We refer to each commodity or commodity index in a Basket as a "component" of that Basket. When we refer to an Index Sponsor, we mean the sponsor, if applicable, specified in the applicable pricing supplement, except as described under "--Discontinuation of the Underlying Commodity" below.

         The notes have not been passed on by any Index Sponsor as to their legality or suitability. The notes are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of any Index Sponsor. The trademarks, service marks or registered trademarks of the applicable sponsor are the property of their owner. No Index Sponsor makes any warranties or bears any liabilities with respect to the notes or to the administration or operation of the notes. This product prospectus supplement relates only to the notes offered by the relevant pricing supplement and does not relate to any index or other market measure of an Index Sponsor.

         Information regarding the Underlying Commodity or an Index Sponsor may be obtained from various public sources including, but not limited to, press releases, newspaper articles, the sponsor website and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to the Underlying Commodity or any other publicly available information regarding any Index Sponsor. In connection with any issuance of notes under this product prospectus supplement, neither we nor the Underwriter has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the Underlying Commodity or any Index Sponsor. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the levels of the Underlying Commodity (including the levels of the Underlying Commodity at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the applicable Index Sponsor could affect the interest, Payment at Maturity or any other amounts payable on your notes and therefore the market value of the notes in the secondary market, if any.

Payment at Maturity

         At maturity, if an Automatic Call has not occurred you will receive a cash payment that is based on the value of the Underlying Commodity. If so specified in the applicable pricing supplement, the value of the Underlying Commodity may be calculated by reference to commodities or to commodity futures contracts on the Underlying Commodity.

         If the Final Commodity Level is greater than the Initial Commodity Level, you will receive a return on the notes based on either a Participation Coupon or a Digital Coupon, as specified in the applicable pricing supplement.

         o If your notes have a Participation Coupon, the return on the notes may be enhanced by a Leverage Factor up to a Maximum Redemption Amount on the notes. The Leverage Factor, if any, and the Maximum Redemption Amount for any note that we may offer will be specified in the applicable pricing supplement.

         o If your notes have a Digital Coupon, you will receive a payment on your notes for the entire term of the notes equal to the Digital Coupon specified in the applicable pricing supplement.

         o If the notes are automatically called upon the occurrence of an Automatic Call, then you will receive in cash the principal amount plus the Call Payment Amount, as set out under "Automatic Call," below. The notes will not pay interest.

         If the Final Commodity Level is less than the Initial Commodity Level, the return on the notes may be less than the principal amount, depending on whether the Final Commodity Level falls below the Initial Commodity Level by more than the Buffer Percentage. In addition:

         o if your notes have a Leveraged Buffer, the impact of the negative performance of the Underlying Commodity will result in you losing a greater percentage of the principal amount of your notes. The Downside Multiplier for any note with a Leveraged Buffer that we may offer will be specified in the applicable pricing supplement.

         o if your notes have an Unleveraged Buffer, impact of the negative performance of the Underlying Commodity will result in you losing an equal percentage of the principal amount of your notes.

         The Payment at Maturity is based on the Percentage Change of the Underlying Commodity. The Percentage Change is the difference between the Final Commodity Level and the Initial Commodity Level and is expressed as a percentage of the Initial Commodity Level. The Percentage Change may be positive or negative and is calculated using the following formula:

                 Final Commodity Level - Initial Commodity Level
                 -----------------------------------------------
                             Initial Commodity Level

         If the Final Commodity Level is greater than the Initial Commodity Level, then, at maturity, you will receive:

         (a)  For notes with a Participation Coupon, the lesser of:

              1. Principal Amount + (Principal Amount x Percentage Change x Leverage Factor, if any); and

              2.  Maximum Redemption Amount

              or

         (b)  For notes with a Digital Coupon, an amount equal to:

         Principal Amount + (Principal Amount x Digital Coupon)

         If the Final Commodity Level is equal to or less than the Initial Commodity Level, but is not less than the Initial Commodity Level by more than the Buffer Percentage, then, at maturity, you will receive the Principal Amount.

         If the Final Commodity Level is less than the Initial Commodity Level by more than the Buffer Percentage, then, at maturity, you will receive less than all of the Principal Amount, in an amount equal to:

         (a)  For notes with a Leveraged Buffer:

         Principal Amount + [(Principal Amount x (Percentage Change + Buffer Percentage)) x Downside Multiplier]

         or

         (b)  For notes with an Unleveraged Buffer:

         Principal Amount + [Principal Amount x (Percentage Change + Buffer Percentage)]

              The Buffer will be specified in the relevant pricing supplement (and will be either a Leveraged Buffer or an Unleveraged Buffer).

              The Leverage Factor, if applicable, will be specified in the relevant pricing supplement.

              The Maximum Redemption Amount, if applicable, will be specified in the relevant pricing supplement.

              The Buffer Percentage will be specified in the relevant pricing supplement.

              The Downside Multiplier, if applicable, will be specified in the relevant pricing supplement

              The Digital Coupon, if applicable, will be expressed as a percentage and specified in the relevant pricing supplement.

Automatic Call

         If the Automatic Call feature is specified in the relevant pricing supplement as being "Applicable", then the following provisions shall apply:

         For notes with Intra-Day Monitoring, if, at any time during the Call Monitoring Period, the trading level of the Underlying Commodity (or the level of the applicable Basket) is greater than or equal to the Call Barrier Level, then the notes will be automatically called (an "Automatic Call") on such trading day (the "Call Date") for a cash payment per note equal to the Call Payment Amount, payable on the Call Settlement Date.

         For notes with Close-of-Trading Monitoring, if, on any trading day during the Call Monitoring Period, the closing level of the Underlying Commodity (or the level of the applicable Basket) is greater than or equal to the Call Barrier Level, then the notes will be automatically called (an "Automatic Call") on such trading day (the "Call Date") for a cash payment per note equal to the Call Payment Amount, payable on the Call Settlement Date.

         The relevant pricing supplement will specify whether Intra-Day Monitoring or Close-of-Trading Monitoring is applicable to the notes.

         The Call Payment Amount will be: Principal Amount + (Principal Amount x Call Coupon).

         The Call Monitoring Period will be, unless otherwise specified in the relevant pricing supplement, each day from the Initial Valuation Date to and including the Final Valuation Date.

         The Call Barrier Level will be specified in the relevant pricing supplement.

         The Call Settlement Date will be, unless otherwise specified in the relevant pricing supplement, the third business day after the Call Date or, if the Call Date is the Final Valuation Date, the Maturity Date subject to postponement as described under "General Terms of the Bullish Buffered Commodity-Linked Notes--Maturity Date."

         The Call Coupon will be expressed as a percentage and specified in the relevant pricing supplement.

Maturity Date

         The Maturity Date will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the Maturity Date will be the next following business day. The Maturity Date may be postponed as a result of a market disruption event, as described below. If the Maturity Date is postponed for any reason, you will not be entitled to receive any payment of interest on your notes as a result of the postponement, and you will only be entitled to receive the amounts set forth in this product prospectus supplement.

Discontinuation of the Underlying Commodity

         Underlying Commodity Other than a Commodity Index

         In the case of an Underlying Commodity or Basket component that is not a commodity index, if the relevant exchange discontinues trading in the Underlying Commodity (or the Basket component), the calculation agent may replace the commodity with another commodity, whose settlement price is quoted on that exchange or any other exchange, that the Calculation Agent determines to be comparable to the discontinued commodity (a "successor commodity").

         If the relevant exchange discontinues trading in the Underlying Commodity or component prior to, and the discontinuance is continuing on, the Final Valuation Date(s) and the Calculation Agent determines that no successor commodity is available at that time, then the Calculation Agent will determine the level of the Underlying Commodity for that date or those dates.

         Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchange in the Underlying Commodity or Basket component may adversely affect the market value of the notes. If at any time (i) the method of calculating the official U.S. dollar cash buyer settlement price of the Underlying Commodity or Basket component is changed in a material respect by the applicable exchange or any other relevant exchange, (ii) there is a material change in the composition or constitution of the Underlying Commodity or Basket component or (iii) if the reporting thereof is in any other way modified so that the settlement price does not, in the opinion of the Calculation Agent, fairly represent the settlement price of the Underlying Commodity or Basket component, the Calculation Agent shall, at the close of business in New York City on each day on which the level of the Underlying Commodity or component is to be determined, make those calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a settlement price for the commodity comparable to such commodity or such successor commodity, as the case may be, as if those changes or modifications had not been made, and calculate the amounts payable on the note with reference to such commodity or such successor commodity, as adjusted. In that event, the Calculation Agent will provide written notice to Royal Bank and the trustee of these calculations and adjustments, and Royal Bank will cause notice to be given to the holders of the applicable notes.

         Underlying Commodity that Is a Commodity Index

         If an Index Sponsor discontinues publication of a Underlying Commodity or Basket component that is a commodity index, and that Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to that index (a "successor index"), then, upon the Calculation Agent's notification of any determination to the trustee and Royal Bank, the Calculation Agent will substitute the successor index as calculated by the Index Sponsor or any other entity for the original index and calculate the required levels of that index, as applicable, if the relevant pricing supplement specifies that the Automatic Call provisions are "Applicable". Upon any selection by the Calculation Agent of a successor index, Royal Bank will cause notice to be given to the holders of the applicable notes.

         If an Index Sponsor discontinues publication of an applicable index and:

         o    the Calculation Agent does not select a successor index, or

         o the successor index is no longer published on any of the relevant trading days,

the Calculation Agent will compute a substitute level for that index in accordance with the procedures last used to calculate the level of that index before any discontinuation but using only those commodities or components that composed the index prior to such discontinuation. If a successor index is selected or the Calculation Agent calculates a level as a substitute for an index as described below, the successor index or level will be used as a substitute for the original index for all purposes going forward, including for purposes of determining whether a market disruption event exists, even if the applicable Index Sponsor elects to begin republishing the original index, unless the Calculation Agent in its sole discretion decides to use the republished index.

         If the applicable Index Sponsor discontinues publication of the applicable index before the Final Valuation Date(s) or the Call Date, as applicable, if the relevant pricing supplement specifies that the Automatic Call provisions are "Applicable", and the Calculation Agent determines that no successor index is available at that time, then on each trading day until the earlier to occur of:

         o    an Automatic Call, if applicable;

         o    the determination of the Final Commodity Level, or

         o a determination by the Calculation Agent that a successor index is available, the Calculation Agent will determine the level that would be used in computing the Payment at Maturity as described in the preceding paragraph as if that day were a trading day.

         Notwithstanding these alternative arrangements, discontinuation of the publication of an applicable index would be expected to adversely affect the value of, liquidity of and trading in the applicable notes.

         If at any time the method of calculating the level of the applicable index or successor index changes in any material respect, or if that index or successor index is in any other way modified so that it does not, in the opinion of the Calculation Agent, fairly represent the level of the index had those changes or modifications not been made, then, from and after that time, the Calculation Agent will, at the close of business in New York City, New York, on each date that the level of the index is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a level of a commodities index comparable to the original index or such successor index, as the case may be, as if those changes or modifications had not been made, and calculate the level with reference to the original index or such successor index, as so adjusted. Accordingly, if the method of calculating an index or a successor index is modified and has a dilutive or concentrative effect on the level of such index, e.g., due to a split in the index, then the Calculation Agent will adjust such index in order to arrive at a level of such index as if it had not been modified, e.g., as if a split had not occurred.

         Neither the Calculation Agent nor Royal Bank will have any responsibility for good faith errors or omissions in calculating or disseminating information regarding the Underlying Commodity or any successor index or as to modifications, adjustments or calculations by any Index Sponsor or any successor index sponsor in order to arrive at the level of the Underlying Commodity or any successor commodity.

Market Disruption Event

         A "market disruption event" means any event, circumstance or cause which Royal Bank determines, and the Calculation Agent confirms, has or will have a material adverse effect on the ability of Royal Bank to perform its obligations under the notes or to hedge its position in respect of its obligations to make payment of amounts owing thereunder. More specifically, "market disruption event" includes the following events to the extent that they have such effect:

         o a suspension, absence or limitation of trading in (i) the Underlying Commodity or Basket component in its primary market, as determined by the Calculation Agent, or (ii) futures or options contracts relating to the Underlying Commodity or Basket component or any component of the Underlying Commodity in the primary market for those contracts, as determined by the Calculation Agent;

         o any event that disrupts or impairs, as determined by the Calculation Agent, the ability of market participants to (i) effect transactions in, or obtain market values for, the Underlying Commodity or Basket component or any component of the Underlying Commodity or Basket component in its primary market, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to the Underlying Commodity or Basket component or any component of the Underlying Commodity or Basket component in its primary market;

         o the closure on any day of the primary market for the Underlying Commodity or Basket component or any component of the Underlying Commodity or Basket component on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

         o any scheduled trading day on which (i) the primary market for the Underlying Commodity or any component of the Underlying Commodity or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on that Underlying Commodity, Basket component or commodity are traded, fails to open for trading during its regular trading session; or

         o any other event, if the Calculation Agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging" in this product prospectus supplement.

         If (i) a market disruption event occurs on a Final Valuation Date as to the Underlying Commodity or any Basket component or (ii) any scheduled Final Valuation Date is determined by the Calculation Agent not to be a trading day by reason of an extraordinary event, occurrence, declaration or otherwise (any such day in either (i) or (ii) being a "non-calculation day"), each applicable Final Valuation Date will be postponed until the applicable number of consecutive trading days required by the terms of the Notes that are not non-calculation days have passed, and the level of the Underlying Commodity or the applicable Basket component shall be determined on those days. However, in no event shall the applicable Final Valuation Dates be postponed by more than 10 business days. If the Final Valuation Date or Final Valuation Dates are postponed by 10 business days, and there shall not have occurred the appropriate number of consecutive trading days that are not non-calculation days, then in order to determine the level of the Underlying Commodity or the applicable Basket component, the Calculation Agent shall determine (or if not determinable, estimate) in good faith, in its sole discretion, the level of the Underlying Commodity or the applicable Basket component on the 10th scheduled business day after the original last Final Valuation Date as would have prevailed in the absence of the market disruption event or other factors, and such level shall be used to determine the Final Commodity Level.

Payment of Additional Amounts

         We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("taxes") now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the notes, we will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

         However, no Additional Amounts will be payable with respect to a payment made to a holder of a note, which we refer to as an "Excluded Holder", in respect of a beneficial owner:

         (i) with which we do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

         (ii) which is subject to such taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder's activity in connection with purchasing the notes, the holding of notes or the receipt of payments thereunder;

         (iii) which presents such note for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting a note for payment on the last day of such 30 day period); for this purpose, the "relevant date" in relation to any payments on any note means:

                  (a)    the due date for payment thereof, or

                  (b) if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the notes in accordance with the indenture; or

         (iv) who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

         For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the notes at maturity.

         We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. We will furnish to the trustee, within 30 days after the date on which the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee. We will indemnify and hold harmless each holder of notes (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes, and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder's net income or capital.

         For additional information, see the section entitled "Supplemental Discussion of Canadian Tax Consequences".

Default Amount on Acceleration

         If an event of default occurs and the maturity of the notes is accelerated, we will pay the default amount in respect of the principal of the notes at maturity. We describe the default amount below under "--Default Amount".

         For the purpose of determining whether the holders of our medium-term notes are entitled to take any action under the indenture, we will treat the stated principal amount of each note outstanding as the principal amount of that note. Although the terms of the notes may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities--Modification and Waiver of the Debt Securities" and "--Events of Default".

Default Amount

         The default amount for the notes on any day will be an amount, in U.S. dollars for the principal of the notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

         o the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

         o the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

         During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest -- or, if there is only one, the only -- quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

         The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

         o    no default quotation is obtained, or

         o every quotation of that kind obtained is objected to within five business days after the due date as described above.

         If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

         In any event, if the default quotation period and the subsequent two business day objection period have not ended before the Final Valuation Date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

         For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

         o A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

         o P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

         Any payment on or delivery of the notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Modified Business Day

         As described in the accompanying prospectus, any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your note, however, the term business day may have a different meaning than it does for other Series C medium-term notes. We discuss this term under "--Special Calculation Provisions" below.

Role of Calculation Agent

         The Calculation Agent will make all determinations regarding the level of the Underlying Commodity, modified business days, trading days, market disruption events, non-calculation days, the default amount, the level of the Underlying Commodity, and the amount payable on your notes. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations or confirmations by the Calculation Agent.

         Please note that The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., is expected to serve as the Calculation Agent for the notes. We may change the Calculation Agent for your notes at any time without notice and The Bank of New York Mellon may resign as Calculation Agent at any time upon 60 days' written notice to Royal Bank.

Special Calculation Provisions

Business Day

         When we refer to a business day with respect to your notes, we mean a day that is a business day of the kind described in the accompanying prospectus supplement, unless otherwise specified in the relevant pricing supplement. If the relevant pricing supplement specifies a different meaning for the term business day, we will use that modified definition in determining the Maturity Date for your notes, all as described in this product prospectus supplement.

Trading Day

         When we refer to a trading day with respect to your notes, we mean a day on which the principal trading market for the Underlying Commodity or any Basket component is open for trading, unless otherwise specified in the relevant pricing supplement.

Closing Level

         The closing level for any Underlying Commodity or any Basket component on any day will be determined in the manner specified in the relevant pricing supplement.

                       HYPOTHETICAL RETURNS ON YOUR NOTES

         The relevant pricing supplement may include a table or chart showing a hypothetical amount that could be delivered for your notes at maturity, based on a range of hypothetical Underlying Commodity levels and on various key assumptions (including whether or not the notes would be subject to an Automatic
Call) shown in the relevant pricing supplement.

         Any table or chart showing hypothetical amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market levels of the Underlying Commodity on the any valuation date as calculated in the manner described in the relevant pricing supplement and assuming all other variables remained constant. The hypothetical amounts listed in the relevant pricing supplement will be entirely hypothetical. They will be based on market levels for the Underlying Commodity that may not be achieved on the relevant valuation date and on assumptions that may prove to be erroneous.

         As calculated in the relevant pricing supplement, the hypothetical amounts on your notes at maturity may bear little or no relationship to the actual market value of your notes on that date or at any other time, including any time you might wish to sell your notes. In addition, you should not view the hypothetical amounts as an indication of the possible financial return on an investment in your notes, since the financial return will be affected by various factors, including taxes that the hypothetical information does not take into account. Moreover, whatever the financial return on your notes might be, it may bear little relation to -- and may be much less than -- the financial return that you might achieve were you to invest in the Underlying Commodity directly. Among other things, the financial return on the Underlying Commodity would not be limited by the principal amount of your notes and an investment in the Underlying Commodity is likely to have tax consequences that are different from an investment in your notes.

         We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under "Additional Risk Factors Specific to Your Notes" above.

--------------------------------------------------------------------------------
We cannot predict the market levels of the Underlying Commodity or, therefore, the Final Commodity Level for your notes or whether your notes would be subject to an Automatic Call. Moreover, the assumptions we make in connection with any hypothetical information in the relevant pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the amount that will be delivered in respect of your notes at maturity, nor should it be viewed as an indication of the financial return on your notes or of how that return might compare to the financial return on an investment directly in the Underlying Commodity.
--------------------------------------------------------------------------------

                           USE OF PROCEEDS AND HEDGING

         We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the attached prospectus supplement under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

         In anticipation of the sale of the notes, we or our affiliates expect to enter into hedging transactions involving purchases of the Underlying Commodity and/or listed and/or over-the-counter derivative instruments linked to the Underlying Commodity prior to or on the Initial Valuation Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

         o    acquire or dispose of the Underlying Commodity;

         o acquire or dispose of long or short positions in listed or over-the-counter derivative instruments based on the price of the Underlying Commodity; or

         o    any combination of the above two.

         We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those similar securities.

         We or our affiliates may close out our or their hedge on or before the Final Valuation Date. That step may involve sales or purchases of the Underlying Commodity or over-the-counter derivative instruments linked to the Underlying Commodity.

--------------------------------------------------------------------------------
The hedging activity discussed above may adversely affect the market value of the notes from time to time. See "Additional Risk Factors Specific to Your Notes--Trading and Other Transactions by Royal Bank or its Affiliates in the Underlying Commodity, Futures, Options, Exchange-traded Funds or Other Derivative Products on the Underlying Commodity May Impair the Market Value of the Notes" and "--The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest" in this product prospectus supplement for a discussion of these adverse effects.
--------------------------------------------------------------------------------

                               COMMON COMMODITIES

The Underlying Commodity to which your notes are linked will be specified in the applicable pricing supplement. Below we have described several common commodities to which your notes may be linked, together with additional information about certain commodity markets. The applicable pricing supplement may specify one of these commodities, or one or more commodities or commodity indices not described below.

Commodities Futures Markets

         Futures exchanges and clearing houses in the U.S. are subject to regulation by the CFTC. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations, trading halts and suspensions and requiring liquidation of contracts in some circumstances. Futures markets outside the U.S. are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description and the description below.

         Futures contracts on physical commodities and commodity indices are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities and commodity indices are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities provides for the payment and receipt of cash based on the level of the index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as "short") and acquired by the purchaser (whose position is therefore described as "long").

         There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as "initial margin". This amount varies based on the requirements imposed by the exchange clearing houses. This margin deposit provides collateral for the obligations of the parties to the futures contract.

         By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called "variation margin" and are made as the existing positions in the futures contract become more or less valuable, a process known as "marking to the market".

         Futures contracts are traded on organized exchanges, known as "contract markets" in the U.S. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader's profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a "futures commission merchant", which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

         Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as "rolling". For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will "roll" the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

         The following discussion of the operation of certain aspects of the commodities markets is based on publicly available information and is provided for informational purposes only. You should make your own investigation into the commodities markets to determine whether the notes are a suitable investment for you.

         The New York Board of Trade(R)

         The New York Board of Trade (the "NYBOT") provides the world's premiere futures and options markets for several internationally traded agricultural commodities: cocoa, coffee, cotton, frozen concentrated orange juice and sugar.

         For well over a century, representatives of these primary commodity industries have joined traders and investors in the NYBOT markets to engage in price discovery, price risk transfer and price dissemination for these products. The NYBOT, New York's original futures exchange, also provides futures and options markets for currency cross rates, as well as for the Russell Equity Indices, NYSE Composite(R) Index*, Reuters Jefferies CRB Index, Continuous Commodity Index and the U.S. Dollar Index(R), along with new markets for ethanol and pulp.

         o This history began with the founding of the New York Cotton Exchange (NYCE(R)) in 1870 (cotton futures), followed by the Coffee Exchange of the City of New York in 1882 (coffee futures).

         o The Coffee Exchange added sugar futures in 1914 and became the Coffee and Sugar Exchange in 1916.

         o The New York Cocoa Exchange began operations in 1925 and merged with the Coffee and Sugar Exchange in 1979 to form the Coffee, Sugar & Cocoa Exchange, Inc. (CSCE).

         o The New York Cotton Exchange (NYCE) began trading frozen concentrated orange juice futures in 1966.

         o Options on agricultural futures were added in 1982 (on sugar futures).

         o In 1985 the NYCE began trading U.S. Dollar Index(R) futures on its FINEX(R) division.

         o In 1994, NYCE opened a trading floor in Dublin for FINEX(R) and added a number of currency cross rate futures contracts. Stock and commodity index futures also began trading the same year.

         o The CSCE and NYCE formed the Board of Trade of the City of New York, Inc. as a parent company in 1998, a merger process completed in June 2004 when the two exchanges became the NYBOT.

         September 11, 2001, was a difficult and defining moment for the NYBOT exchanges. The destruction of the World Trade Center in the City of New York forced the NYBOT to re-locate to its back-up facility in Long Island City and remain there for two years. In 2003, the NYBOT moved into a new state-of-the-art facility in the World Financial Center in the City of New York.

         ICE Futures

         According to publicly available information, the predecessor of ICE Futures (the International Petroleum Exchange (the "IPE")), a large energy futures contract exchange, was established in London in 1980 as a traditional open-outcry auction market by a group of energy and trading companies. The IPE launched the gas oil futures contract in 1981, followed by the brent crude oil futures contract in 1988 and the natural gas futures contract in 1997.

         In June 2001, IPE was acquired by IntercontinentalExchange, Inc. ("ICE"), and in October of 2005, ICE announced that the IPE would operate under the name of ICE Futures. ICE Futures is a Recognized Investment Exchange and is regulated by the U.K. Financial Services Authority. ICE Futures is a regulated
------------------------------------------
* "NYSE Composite Index" is a service mark belonging to the New York Stock Exchange. The NYBOT licenses the use of the NYSE Composite Index(R) in futures and options trading.

marketplace in which industry participants use futures and options to minimize their price exposure in the physical energy market. Trading in futures and options is offered exclusively electronically and access to the trading platform is offered directly via the Internet, through private telecommunication lines, through an independent software vendor or through an ICE Futures exchange member's own conformed front-end system.

         The LBMA

         According to publicly available information, the London gold bullion market and silver market are the principal global clearing centers for over-the-counter gold bullion and silver transactions, including transactions in spot, forward and options contracts, together with exchange-traded futures and options and other derivatives. The principal representative body of the London gold bullion market and silver market is the LBMA. The LBMA is currently comprised of 60 members, of which nine are market-making members, plus a number of associate members around the world.

         Twice daily during London trading hours there is a "fixing" which provides reference gold prices for the day's trading. Formal participation in the London fixing is traditionally limited to five market-making members of the LBMA. The fixing is conducted twice each business day by telephone at 10:30 a.m., to determine the London morning fixing price, and at 3:00 p.m., to determine the London afternoon fixing price. The five members of the gold fixing are currently Barclays Bank Plc, the Bank of Nova Scotia -- ScotiaMocatta, Deutsche Bank AG, HSBC Bank USA, N.A. and Societe Generale. The chairmanship of the gold fixing rotates annually amongst its members.

         Included within the LBMA is the London Silver Fix, established in the 1890s, which consists of three market-making members of the LBMA, currently the Bank of Nova Scotia-ScotiaMocatta, Deutsche Bank AG and HSBC Bank USA, N.A. The London Silver Fix conducts a Silver Fixing meeting, under the current chairmanship of the Bank of Nova Scotia-ScotiaMocatta, at 12:00 p.m. each London business day to determine the London Silver Fix Price for that day's trading.

         For gold transactions, clients place orders with the dealing rooms of fixing members, who net all orders before communicating their interest to their representative at the fixing. For silver transactions, clients place orders with the dealing rooms of three market-making members, who net all orders before communicating their interest to their representative at the Silver Fixing meeting. Orders may be changed at any time during these proceedings. The price is adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced. If the prices do not match, the same procedure is followed against at higher or lower prices, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media.

         The LME

         The London Metal Exchange ("LME") was established in 1877 and is the principal metal exchange in the world on which contracts for delivery of copper, lead, zinc, tin, aluminum, aluminum alloy and nickel are traded. In contrast to U.S. futures exchanges, the LME operates as a principals' market for the trading of forward contracts, and is therefore more closely analogous to over-the-counter physical commodity markets than futures markets. As a result, members of the LME trade with each other as principals and not as agents for customers, although such members may enter into offsetting "back-to-back" contracts with their customers. In addition, while futures exchanges permit trading to be conducted in contracts for monthly delivery in stated delivery months, historically, LME contracts used to be established for delivery on any day (referred to as a "prompt date") from one day to three months following the date of contract, the average amount of time it took a ship to sail from certain Commonwealth countries to London. Further, because it is a principals' forward market, there are no price limits applicable to LME contracts, and prices may decline without limitation over a period of time. Trading is conducted on the basis of warrants that cover physical material held in listed warehouses.

         The LME is not a cash cleared market. Both interoffice and floor trading are cleared and guaranteed by a system run by the London Clearing House, whose role is to act as a central counterparty to trades executed between clearing members and thereby reduce risk and settlement costs. The LME is subject to regulation by the Securities and Investments Board. The bulk of trading on the LME is transacted through interoffice dealing, which allows the LME to operate as a 24-hour market. Trading on the floor takes place in two sessions daily, from 11:40 a.m. to 1:15 p.m. and from 3:10 p.m. to 4:35 p.m.,

London time. The two sessions are each broken down into two rings made up of five minutes' trading in each contract. After the second ring of the first session, the official prices for the day are announced. Contracts may be settled by offset or delivery and can be cleared in U.S. dollars, pounds sterling, Japanese yen and euros.

         Copper and tin have traded on the LME since its establishment. The Copper Contract was upgraded to High Grade Copper in November 1981 and again to today's Grade-A Contract, which began trading in June 1986. Primary Aluminum was introduced as a 99.5% contract in December 1978 and today's High Grade Primary Aluminum Contract began trading in August 1987. Nickel joined the exchange the year after aluminum, in April 1979. The LME share (by weight) of world terminal market trading is over 90% of all copper and virtually all aluminum, lead, nickel, tin and zinc.

         The LPPM

         London has historically been an important center for trading in platinum and palladium. In 1979, a group of leading London- and Zurich-based platinum and palladium traders decided to standardize the specifications for the quality and origins of platinum and palladium that they would trade. In 1987, this informal organization of traders founded the London Platinum and Palladium Market ("LPPM"). At present, the LPPM has 38 members.

         Twice daily during London trading hours, at 9:45 a.m. and 2:00 p.m., there is a "fixing" which provides reference platinum and palladium prices for that day's trading. Formal participation in the gold fixing is currently limited to four members of the LPPM. At the start of each fixing, the chairman of the LPPM fix announces an opening price which is relayed to the members' dealing rooms. This price is relayed to the members' customers and, on the basis of orders received, each member declares itself as a buyer or seller. After members have declared their buying and selling interests, they are asked to state the volume of the metals that they wish to trade. If the amounts of buying and selling do not balance, the procedure is repeated, at a higher or lower price, until a balance is achieved. The fixing price is the price at which all of the buying and selling orders declared by members are matched. There are no price limits applicable to LPPM contracts and, consequently, prices could decline without limitation over a period of time.

         The NYMEX

         The New York Mercantile Exchange ("NYMEX"), located in New York City, is the world's largest physical commodities futures exchange and the preeminent trading forum for energy and precious metals. NYMEX began commodities trading in 1872, organized as the Butter and Cheese Exchange of New York, and has since traded a variety of commodity products. The establishment of energy futures on the NYMEX occurred in 1978, with the introduction of heating oil futures contracts. The array of trading markets currently provided by the NYMEX includes futures and options contracts for crude oil, gasoline, heating oil, natural gas, electricity, gold, silver, copper, aluminum and platinum; futures contracts for coal, propane and palladium; and options contracts on the price differentials between crude oil and gasoline, crude oil and heating oil, Brent and West Texas Intermediate crude oil, and various futures contract months (calendar spreads) for light, sweet crude; Brent crude; gasoline; heating oil; and natural gas.

         Settlement Price

Unless otherwise set forth in the applicable term sheet, the official U.S. dollar cash buyer settlement price for each commodity will be determined as described below.

    (a) where the commodity is gold, the PM Gold fixing price in U.S. dollars per troy ounce of Loco London good delivery Gold as determined by the London Gold Market Fixing Limited, and displayed on Reuters page "GOFO";

    (b) where the commodity is silver, the Silver fixing price in U.S. dollars per troy ounce of Loco London good delivery Silver as determined by the London Silver Fixing, and displayed on Reuters page "XAGFIX=";

    (c) where the commodity is platinum, the PM Platinum fixing price in U.S. dollars per troy ounce of unallocated Platinum bullion for delivery in Zurich through a member of the LPPM authorized to effect such delivery, stated in U.S dollars, as calculated by the LPPM on the relevant date and displayed on Reuters page "XPTFIX=";

    (d) where the commodity is palladium, the afternoon Palladium fixing price per troy ounce of unallocated Palladium bullion for delivery in Zurich through a member of the LPPM authorized to effect such delivery, stated in U.S. dollars, as calculated by the LPPM on the relevant date and displayed on Reuters page "XPDFIX=";

    (e) where the commodity is aluminum, the official "cash offer" settlement price at 13:00 (London time) quoted in U.S. dollars per tonne of Primary Aluminum on the LME or its successor, as determined and made public by the LME and displayed on the exchange's website www.lme.co.uk or Reuters page "MTLE";

    (f) where the commodity is copper, the official "cash offer" settlement price at 12:35 (London time) quoted in U.S. dollars per tonne of copper-Grade A on the LME or its successor, as determined and made public by the LME and displayed on the exchange's website www.lme.co.uk or Reuters page "MTLE";

    (g) where the commodity is lead, the official "cash offer" settlement price at 12:50 (London time) quoted in U.S. dollars per tonne of Lead on the LME or its successor, as determined and made public by the LME and displayed on the exchange's website www.lme.co.uk or Reuters page "MTLE";

    (h) where the commodity is nickel, the official "cash offer" settlement price at 13:05 (London time) quoted in U.S. dollars per tonne of Primary Nickel on the LME or its successor, as determined and made public by the LME and displayed on the exchange's website www.lme.co.uk or Reuters page "MTLE";

    (i) where the commodity is tin, the official "cash offer" settlement price at 12:45 (London time) quoted in U.S. dollars per tonne of Tin on the LME or its successor, as determined and made public by the LME and displayed on the exchange's website www.lme.co.uk or Reuters page "MTLE";

    (j) where the commodity is zinc, the official "cash offer" settlement price at 12:55 (London time) quoted in U.S. dollars per tonne of Special High Grade Zinc on the LME or its successor, as determined and made public by the LME and displayed on the exchange's website www.lme.co.uk or Reuters page "MTLE";

    (k) where the commodity is WTI Crude, the official settlement price per barrel of WTI light sweet crude oil on the NYMEX of the first futures contract to expire following that Pricing Day, stated in U.S. dollars, and displayed on the exchange's website www.nymex.com or on the Reuters page "SETT";

    (l) where the commodity is brent crude, the official settlement price per barrel of Brent Crude Oil on the ICE of the first futures contract to expire following that Pricing Day, stated in U.S. dollars, and displayed on the exchange's website www.theice.com or Reuters page "SETT";

    (m) where the commodity is heating oil, the official settlement price per gallon of Heating Oil on the NYMEX of the first futures contract to expire following that Pricing Day, stated in U.S. dollars, and displayed on the exchange's website www.nymex.com or Reuters page "SETT";

    (n) where the commodity is gas oil, the official settlement price per metric tonne of Gas Oil on the ICE of the first futures contract to expire following that Pricing Day, stated in U.S. dollars, and displayed on the exchange's website www.theice.com or Reuters page "SETT";

    (o) where the commodity is RBOB unleaded gasoline, the official settlement price per gallon of RBOB Unleaded Gasoline on the NYMEX of the first futures contract to expire following that Pricing Day, stated in U.S. dollars, and displayed on the exchange's website www.nymex.com or Reuters page "SETT";

    (p) where the commodity is natural gas, the official settlement price per one million British thermal units ("MMBTU") of natural gas on the NYMEX of the first futures contract to expire following that Pricing Day, stated in U.S. dollars, and displayed on the exchange's website www.nymex.com or on the Reuters page "SETNGS";

    (q) where the commodity is Corn, the official settlement price per bushel of #2 Yellow Corn as traded on the CBOT or its successor, of the first futures contract to expire following that Pricing Day, specified in U.S. dollars, and displayed on the exchange's website www.cbot.com;

    (r) where the commodity is Wheat, the official settlement price per bushel of Wheat as traded on the CBOT or its successor, of the first futures contract to expire following that Pricing Day, specified in U.S. dollars, and displayed on the exchange's website www.cbot.com;

    (s) where the commodity is Soybeans, the settlement price per bushel of No. 2 Yellow Soybeans as traded on the CBOT or its successor, of the first futures contract to expire following that Pricing Day, stated in U.S. dollars, and displayed on the exchange's website www.cbot.com;

    (t) where the commodity is Ethanol, the settlement price per gallon of Denatured Fuel Ethanol as traded on the CBOT or its successor, of the first futures contract to expire following that Pricing Day, specified in U.S. dollars, and displayed on the exchange's website www.cbot.com;

    (u) where the commodity is Red Wheat, the settlement price per bushel of Red Wheat as traded on the Kansas City Board of Trade or its successor, of the first futures contract to expire following that Pricing Day, specified in U.S. dollars, and displayed on the exchange's website www.kcbt.com;

    (v) where the commodity is Sugar, the settlement price per pound of #11 World Sugar as traded on the NYBOT or its successor, of the first futures contract to expire following that Pricing Day, specified in U.S. dollars, and displayed by the exchange and available on the exchange's website www.nybot.com;

    (w) where the commodity is Coffee, the settlement price per pound of Coffee as traded on the NYBOT or its successor, of the first futures contract to expire following that Pricing Day, specified in U.S. dollars, and displayed on the exchange's website www.nybot.com;

    (x) where the commodity is Cotton, the settlement price per pound of Cotton # 2 as traded on NYBOT or its successor, of the first futures contract to expire following that Pricing Day, specified in U.S. dollars, and displayed on the exchange's website www.nybot.com;

    (y) where the commodity is Lean Hogs, the settlement price pound of Lean Hogs as traded on the Chicago Mercantile Exchange ("CME") or its successor, of the first futures contract to expire following that Pricing Day, specified in U.S. dollars, and displayed on the exchange's website www.cme.com;

    (z) where the commodity is Live Cattle, the settlement price per pound Live Cattle as traded on the CME or its successor, of the first futures contract to expire following that Pricing Day, specified in U.S. dollars, and displayed on the exchange's website www.cme.com; and

    (aa) The screen or time of observation indicated in relation to any commodity settlement rate above shall be deemed to refer to that screen or time of observation as modified or amended from time to time, or to any substitute screen thereto.

                      HISTORICAL TRADING LEVEL INFORMATION

         We may provide historical level information on the relevant Underlying Commodity, or the Basket components, in the relevant pricing supplement. You should not take any such historical levels of the Underlying Commodity as an indication of the future performance. We cannot give you any assurance that the level of the Underlying Commodity will not decrease by more than the Buffer Percentage, thus preventing you from receiving an amount equal to the principal amount of your notes at maturity.

         Because the cash delivery amount on your notes is linked to the level of the Underlying Commodity on the Final Valuation Date or Final Valuation Dates and is to be determined under a formula that caps the rate of return on your notes, and because your notes may be subject to an Automatic Call, the principal of your notes is not protected and the rate of return on your notes may be less than that on the Underlying Commodity over a comparable period. See "Additional Risk Factors Specific to Your Notes--Your Investment in the Notes May Result in a Loss" above for more information about this risk.

              SUPPLEMENTAL DISCUSSION OF CANADIAN TAX CONSEQUENCES

         The following discussion supersedes in its entirety the description of the material Canadian federal income tax considerations relevant to owning debt securities under "Canadian Taxation" in the accompanying prospectus.

         In the opinion of Ogilvy Renault LLP, Canadian tax counsel to the Royal Bank of Canada, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Act") and Income Tax Regulations (the "Regulations") generally applicable to a holder of notes who acquires notes pursuant to this Product Prospectus Supplement, and who, at all relevant times, is not resident and is not deemed to be resident in Canada, who deals at arm's length with Royal Bank and with any Canadian resident or deemed Canadian resident to which the holder assigns or transfers the notes and who does not use or hold and is not deemed to use or hold notes in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere (a "Non-resident Holder").

         This summary is based upon the provisions of the Act and the Regulations in force on the date hereof, proposed amendments to the Act and the Regulations in a form publicly announced prior to the date hereof by or on behalf of the Minister of Finance (Canada) (included for this purpose in the reference to the Act and Regulations) and the current administrative practices and policies published in writing by the Canada Revenue Agency. This summary does not take into account or anticipate any other changes in law, whether by legislative, governmental or judicial action or interpretation, nor does it take into account provincial, territorial or foreign income tax legislation. Subsequent developments could have a material effect on the following description.

         Canadian federal income tax considerations applicable to notes may be described particularly, when such notes are offered, in the applicable pricing supplement. In the event the Canadian federal income tax are described in such pricing supplement, the following description will be superseded by the description in the pricing supplement to the extent indicated therein.

         Interest paid or credited or deemed to be paid or credited by Royal Bank on a note (including any amount paid at maturity in excess of the principal amount and interest deemed to be paid on the note in certain cases involving the assignment or other transfer of a note to a resident or deemed resident of Canada) to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless any portion of such interest (other than on a "prescribed obligation" described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation. A "prescribed obligation" is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money and no amount payable in respect thereof, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the preceding sentence. If any interest paid or credited or deemed to be paid or credited on a note is to be calculated by reference to a commodity or commodity index which could be viewed as a proxy for the profit of Royal Bank, such interest may be subject to Canadian non-resident withholding tax. The Canadian withholding tax implications of such an issuance will be described particularly in the relevant pricing supplement if such notes are offered.

         In the event that a note, the interest on which is not exempt from Canadian withholding tax as described above, is redeemed, cancelled, or repurchased, as applicable, or purchased by Royal Bank or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof or in certain cases the price for which such note was assigned or transferred by a person resident or deemed to be resident in Canada to the Non-resident Holder, the excess may, in certain circumstances, be deemed to be interest and may be subject to non-resident withholding tax if the note is not considered to be an "excluded obligation" for purposes of the Act. A note will be an "excluded obligation" for this purpose if: (a) the interest on the note is payable in a currency other than Canadian currency and such note is a deposit not repayable in Canadian currency; (b) under the terms of the note or any agreement relating thereto the Issuer may not under any circumstances be obliged to repay more than 25% of the aggregate principal amount of a particular issuance of notes within five years from the date of such issuance except, generally, in the event of a failure or default under such notes and where certain other conditions are satisfied; or (c) it is a note issued at no discount on its principal amount or at a "shallow" discount as set out in the Act.

         Generally, there are no other taxes on income (including taxable capital gains) payable in respect of a note or interest, discount, or premium thereon by a Non-resident Holder.

         SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following is a general description of certain U.S. tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments of interest, principal and/or other amounts under the notes. This summary is based upon the law as in effect on the date of this product prospectus supplement and is subject to any change in law that may take effect after such date.

Supplemental U.S. Tax Considerations

         The following disclosure -- including the opinion of Morrison & Foerster LLP -- has been prepared without regard to any particular note that you may purchase in the future and, therefore, is provided solely as a matter of general information. You should not rely upon the following disclosure (including the opinion of Morrison & Foerster LLP), or the disclosure under "Tax Consequences--United States Taxation" in the Prospectus or "Certain Income Tax Consequences--United States Taxation" in the Prospectus Supplement, with regard to an investment in any particular note because this disclosure (including the opinion of Morrison & Foerster LLP) does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the pricing supplement applicable to your notes indicates that you may so rely. Any note that you purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below. For example, the discussion below assumes that the Underlying Commodity will be one of the commodities or indices listed in this product prospectus supplement under "Commodities and Commodity Indices" and that an investor in the notes will be subject to a significant risk that it will lose a significant amount of its investment in the notes. If the Underlying Commodity for any particular note is not listed in this product prospectus supplement under "Commodities and Commodity Indices," or an investor in the notes is not subject to a significant risk that it will lose a significant amount of its investment in the notes, the tax treatment of that note may differ substantially from the discussion below. There may be other features or terms of your notes that will cause this tax section to be inapplicable to your notes.

         Consequently, any tax disclosure relevant to any note you may purchase will be set forth only in the pricing supplement relating to your note, and, unless the pricing supplement indicates otherwise, you should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any note. Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

         The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to U.S. holders (as defined in the accompanying prospectus). It applies only to those U.S. holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus.

         NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

         In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat a note with terms described in this product prospectus supplement as a pre-paid cash-settled derivative contract in respect of the Underlying Commodity for U.S. federal income tax purposes. The notes require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the notes for all tax purposes in accordance with such characterization. If the notes are so treated, a holder should generally recognize capital gain or loss upon the sale or maturity of the notes (including the settlement of an Automatic Call) in an amount equal to the difference between the amount a holder receives at such time and the holder's tax basis in the notes. In general, a holder's tax basis in the notes will be equal to the price the holder paid for the notes. Capital gain recognized by a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses is subject to limitations. The holding period for notes of a holder who acquires the notes upon issuance will generally begin on the date after the issue date (i.e., the settlement date) of the notes. If the notes are held by the same holder until maturity, that holder's holding period will generally include the Maturity Date.

         Alternative Treatments. On December 7, 2007 the Internal Revenue Service released a notice that may affect the taxation of holders of the notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special "constructive ownership rules" of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Unless stated otherwise in the applicable pricing supplement, we intend to treat the notes for U.S. federal income tax purposes in accordance with the treatment described in this product prospectus supplement unless and until such time as the Treasury and Internal Revenue Service determine that some other treatment is more appropriate.

         In addition, legislation has been introduced in Congress that, if enacted, would require holders that acquire the notes after the bill is enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. This legislation, as currently drafted, will not affect notes that have a term of one year or less when issued. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of the notes.

         Other alternative treatments would also be possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, it would also be possible to treat the notes, and the Internal Revenue Service might assert that the notes should be treated, as a single debt instrument. If the notes have a term that exceeds one year, such a debt instrument would be subject to the special tax rules governing contingent debt instruments. If the notes are so treated, a holder would generally be required to accrue interest currently over the term of the notes even though that holder will not receive any payments from us prior to maturity. In addition, any gain a holder might recognize upon the sale or maturity of the notes would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the notes, and thereafter, would be capital loss. If the notes are treated as a single debt instrument that has a term of no more than one year, the notes would be treated as a single contingent short-term debt instrument, which would result in tax consequences that are different from those described above.

         If the Underlying Commodity periodically rebalances, it is possible that the notes could be treated as a series of derivative contracts, each of which matures on the next rebalancing date. If the notes were properly characterized in such a manner, a holder would be treated as disposing of the notes on each rebalancing date in return for new derivative contracts that mature on the next rebalancing date, and a holder would accordingly likely recognize capital gain or loss on each rebalancing date equal to the difference between the holder's basis in the notes (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the notes on such date.

         Because of the absence of authority regarding the appropriate tax characterization of the notes, it is also possible that the Internal Revenue Service could seek to characterize the notes in a manner that results in other tax consequences that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that a holder may recognize upon the sale or maturity of the notes should be treated as ordinary gain or loss.

         Backup Withholding and Information Reporting. Please see the discussion under "Tax Consequences--United States Taxation--U.S. Holders--Taxation of Debt Securities--Information Reporting and Backup Withholding" in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the notes.

                     EMPLOYEE RETIREMENT INCOME SECURITY ACT

         This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

         The Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA" and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a "prohibited transaction".

         Royal Bank and certain of its affiliates each may be considered a "party in interest" or a "disqualified person" with respect to many employee benefit plans by reason of, for example, Royal Bank (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue Code), which we call collectively "Plans", and with respect to which Royal Bank or any of its affiliates is a "party in interest" or a "disqualified person", unless those notes are acquired under an exemption for transactions effected on behalf of that Plan by a "qualified professional asset manager" or an "in-house asset manager", for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption. Section 408(b) (17) provides an additional exemption for the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than "adequate consideration" in connection with the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the notes will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank nor any of its affiliates is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the notes, or any exercise related thereto or as a result of any exercise by Royal Bank or any of its affiliates of any rights in connection with the notes, and no advice provided by Royal Bank or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

--------------------------------------------------------------------------------
If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the notes, you should consult your legal counsel.
--------------------------------------------------------------------------------

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

         With respect to each note to be issued, Royal Bank will agree to sell to RBC Capital Markets Corporation, and RBC Capital Markets Corporation will agree to purchase from Royal Bank, the principal amount of the note specified, at the price specified under "Net proceeds to the issuer" in the relevant pricing supplement. RBC Capital Markets Corporation intends to resell each note it purchases at the original issue price specified in the relevant pricing supplement. In the future, RBC Capital Markets Corporation or one of our affiliates may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the distribution agreement and possible market-making activities, see "Supplemental Plan of Distribution" in the accompanying prospectus supplement.

         To the extent the underwriter resells notes to a broker or dealer less a concession equal to the entire underwriting discount, such broker or dealer may be deemed to be an "underwriter" of the notes as such term is defined in the Securities Act of 1933, as amended.

         No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this product prospectus supplement or the accompanying prospectus or prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This product prospectus supplement, the accompanying prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this product prospectus supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this product prospectus supplement, the accompanying prospectus and prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.


                                   [RBC LOGO]

                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

              Bullish Buffered Index-Linked Commodity-Linked Notes

                                January 16, 2009